Exhibit 10.27

Silicon Valley Bank

AMENDMENT NO. 2 TO AMENDED AND RESTATED LOAN AND

SECURITY AGREEMENT

THIS AMENDMENT NO. 2 (“Amendment”) TO THE AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, as amended by Amendment No. 1, is entered into this 21st day of September, 2004, by and between Silicon Valley Bank (“Silicon”) and Redback Networks Inc. (“Borrower”).

The Parties agree to amend the Amended and Restated Loan and Security Agreement and all Schedules attached thereto, dated June 15, 2004 (as otherwise amended, if at all, collectively, the “Loan Agreement”), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

RECITALS

A.	Borrower and Silicon have entered into that certain Amended and Restated Loan and Security Agreement dated as of June 15, 2004 (the “Loan Agreement”), pursuant to which Silicon agreed to extend and make available to Borrower certain advances of money.

B.	The Parties desire to amend the Loan Agreement to reflect Borrower’s revised reporting requirements to Silicon.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1.	Amendment to Schedule of the Loan Agreement.

Item 1 of Section 6 entitled “Reporting” is hereby amended in its entirety to read as follows:

Transaction reports and schedules of collections, on Bank’s standard form twice a month so long as Borrower maintains at all times with Bank unrestricted cash balances (net of Advances) of at least $12,000,000, (otherwise weekly).

2.	General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. This Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the

Silicon Valley Bank	Amendment to Loan Agreement

Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

Borrower: REDBACK NETWORKS INC.		Silicon: SILICON VALLEY BANK

By		By
	President or Vice President	Title

By
Secretary or Ass’t Secretary